Exhibit 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu

CONTACT:	Thomas S. Wu
Chairman, President and Chief Executive Officer
(415) 315-2800
Jonathan H. Downing
Executive Vice President, Corporate Development
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jennifer Beugelmans
(415) 896-6820
Media Relations: Steve DiMattia
(646) 277-8706
For Immediate Release
UCBH HOLDINGS, INC. ANNOUNCES COMPLETION OF
REMEDIATION OF MATERIAL WEAKNESS
     SAN FRANCISCO, November 9, 2005 - UCBH Holdings, Inc. (Nasdaq: UCBH), the holding company of United Commercial Bank (UCB™), announced that the material weakness cited in the Company’s 2004 Annual Report on Form 10-K has been remediated. In addition, the restructuring and reorganization of the Company’s Finance Department has been completed.
     “During the past three quarters, we have devoted substantial resources and efforts to restructuring our Finance Department,” said Dennis Wu, Executive Vice President and Chief Financial Officer of UCBH Holdings, Inc. “As a result, we are very pleased to have remediated the material weakness at the end of the third quarter,” concluded Mr. Wu.
     The Company had previously concluded that a material weakness in the Company’s internal control over financial reporting existed as of December 31, 2004, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. This material weakness related to a shortage of qualified financial reporting personnel with sufficient depth, skills, and experience to apply accounting principles generally accepted in the United States of America (“GAAP”) to the Company’s transactions and to prepare financial statements that comply with GAAP.
     Throughout the nine months ended September 30, 2005, the Company added qualified and experienced financial reporting staff in the Finance Department to ensure that it has sufficient depth, skills, and experience within the department to prepare its financial statements and disclosures in accordance with GAAP. The Company has also enhanced and strengthened its written accounting and reporting policies and has trained employees with respect to the new policies. With the Company’s strengthening of the Finance Department, the Chief Executive Officer and the Chief Financial Officer have concluded that the material weakness no longer existed as of September 30, 2005.

     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading California bank serving the ethnic Chinese community. The Bank has 46 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton and Greater Los Angeles, four branches in Greater New York, two branches in Greater Seattle, a branch in Hong Kong, and representative offices in Shenzhen, China and Taipei, Taiwan. UCB, headquartered in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries as well as consumer banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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